EXHIBIT 25



                             POWER OF ATTORNEY


         The undersigned members of the Committee administering the Textron Savings Plan of Textron Inc. (the "Plan"), do hereby constitute and appoint Wayne W. Juchatz, Arnold M. Friedman and Michael D. Cahn, and each of them, with full powers of substitution, their true and lawful attorneys and agents to do or cause to be done any and all acts and things and to execute and deliver any and all instruments and documents which said attorneys and agents, or any of them, may deem necessary or advisable in order to enable the Plan to comply with the Securities and
     Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing of the Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1995, including specifically, but without limitation, power and authority to sign the names of the undersigned in the capacities indicated below to such Annual Report filed with the Securities and Exchange Commission, to any and all amendments to such Annual Report, to any instruments or documents or other writings in which the original or copies thereof are to be filed as a part of or in connection with such Annual Report or amendments thereto, and to file or cause to be filed the same with the Securities and Exchange Commission; and each of the undersigned hereby ratifies and confirms all that such attorneys and agents, and each of them, shall do or cause to be done hereunder and such attorneys and agents, and each of them, shall have, and may exercise, all of the powers hereby conferred.

         IN WITNESS WHEREOF, each of the undersigned has signed his name hereto, on the 21st day of June, 1996.


    /s/ Wayne W. Juchatz                /s/ William F. Wayland
    Wayne W. Juchatz                    William F. Wayland
    Committee Member                    Committee Member


    /s/ Frank W. McNally                /s/ Richard L. Yates
    Frank W. McNally                    Richard L. Yates
    Committee Member                    Committee Member


    /s/ Richard A. Watson
    Richard A. Watson
    Committee Member